   AXA PREMIER VIP TRUST
   Rule 10f-3 TRANSACTION SUMMARY
   (SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
   FOR THE PERIOD
   "January 1, 2008 - June 30, 2008"
Fund Name Purchase Date Underwriter from Whom Purchased Principal Amount of Purchase by Advisor Aggregate Amount of Offering Purchase Price "Commission, Spread or Profit" Security Affiliated Underwriter
Multimanager Core Bond (Blackrock Sleeve) Portfolio 01/24/08 Banc of America Securities LLC "$5,455,000" "$6,000,000,000" $100.00 1.00% Banc of America Corp. "The Williams Capital Group, L.P."

Multimanager High Yield (PIMCO Sleeve) Portfolio 01/24/08 Banc of America NA "$500,000,000" "$6,000,000,000" "$1,000.00" 2.00% Bank of America Corp PFD "The Williams Capital Group, L.P."

Multimanager Core Bond (Blackrock Sleeve) Portfolio 01/29/08 Banc of America Securities LLC "$1,950,000" "$2,500,000,000" $99.78 0.45% AT & T Inc. "The Williams Capital Group, L.P."

Multimanager Aggressive Equity (Legg Mason Sleeve) Portfolio 03/18/08 JPMorgan Securities "$264,000,000 " "$17,864,000,000 " $44.00 0.554% Visa Inc. "The Williams Capital Group, L.P."

Multimanager Large Cap Growth (TCW Sleeve) Portfolio 03/18/08 JPMorgan Securities "$110,000,000 " "$17,864,000,000 " $44.00 $1.232 Visa Inc. Cowen & Co

Multimanager Large Cap Value (MFS Sleeve) Portfolio 03/18/08 JPMorgan Securities "$264,000,000 " "$17,864,000,000 " $44.00 $1.232 Visa Inc. "The Williams Capital Group, L.P."

Multimanager Technology (Wellington Sleeve) Portfolio 03/18/08 JPMorgan Securities "$572,000,000 " "$19,650,400,000 " $44.00 $1.232 Visa Inc. "The Williams Capital Group, L.P."

Multimanager Core Bond (Blackrock Sleeve) Portfolio 04/10/08 Lehman Brothers Inc. "$18,000,000" "$4,000,000,000" $99.733 0.30% General Electric Capital Corporation "The Williams Capital Group, L.P."

Multimanager Small Cap Growth (Wells Fargo B Sleeve) Portfolio 04/28/08 Morgan Stanley Dean Witter "$580,000" "$807,975,815" $29.00 $0.696 "MSCI, Inc." "The Williams Capital Group, L.P."

Multimanager Core Bond (Blackrock Sleeve) Portfolio 06/16/08 "Wachovia Capital Markets, Inc." "$2,625,000" "$1,500,000,000" $99.788 0.35% Time Warner Cable Inc. "The Williams Capital Group, L.P."